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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement on Form S-3 of Piedmont Natural Gas Company, Inc., of our report dated December 18, 1998, appearing in the Annual Report on Form 10-K of Piedmont Natural Gas Company, Inc., for the year ended October 31, 1998, which is incorporated by reference in the Registration Statement.

         We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                            /s/ DELOITTE & TOUCHE LLP

                                DELOITTE & TOUCHE LLP


Charlotte, North Carolina
August 31, 1999